Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 27, 2004, accompanying the consolidated financial statements of On Demand Distribution Limited incorporated by reference into this Registration Statement on Form S-3 (the "Registration
Statement"). We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton UK LLP
GRANT THORNTON UK LLP

Bristol, United Kingdom
March 15, 2006